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                                                                    EXHIBIT 99.3

             STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER
                 REGARDING FACTS AND CIRCUMSTANCES RELATING TO
                           EXCHANGE ACT FILINGS

I, John J. Sullivan, state and attest that:

       (1) To the best of my knowledge, based upon a review of the covered reports of Trans World Entertainment Corporation, and, except as corrected or supplemented in a subsequent covered report:

       - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

       - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

       (2) I have reviewed the contents of this statement with the Company's audit committee.

       (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

       - Annual Report of Trans World Entertainment Corporation on Form 10-K for the year ended February 2, 2002;

       - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Trans World Entertainment Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

       - any amendments to any of the foregoing.

        /s/ John J. Sullivan          Subscribed and sworn to
        John J. Sullivan              before me this 16th day of
        Executive Vice President      September, 2002.
        and Chief Financial           /s/ Heather Hovious
        Officer
                                      Notary Public
                                      My Commission Expires: February 11, 2006